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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                       SECURITIES AND EXCHANGE ACT OF 1934

            Salomon Smith Barney Diversified 2000 Futures Fund L. P.
            --------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                New York                                  13-4077759
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(State of incorporation or organization)       (IRS Employer Identification No.)


c/o Smith Barney Futures Management LLC
390 Greenwich Street - 1st floor
New York, New York                          10013
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(Address of principal executive offices)  (Zip Code)

     If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [ ]

     If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [X]

     Securities Act registration statement file number to which this form relates: 333-87663
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Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so                  Name of each exchange on which
registered                                    each class is to be registered
----------------------------------            ----------------------------------

----------------------------------            ----------------------------------

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Securities to be registered pursuant to Section 12(g) of the Act:

                      Units of Limited Partnership Interest
                      -------------------------------------
                                (Title of class)


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Item 1.   Description of Registrant's Securities to be Registered

          The information required by this Item 1 is incorporated by reference to the sections entitled "The Limited Partnership Agreement," "Use of Proceeds" and "Investing in the Fund" contained on pages 72-74 and 78-79, of Registrant's Registration Statement on Form S-1 (File No. 333-87663) as filed on September 23, 1999.


Item 2.   Exhibits

          1 -- Specimen certificates for Units of Limited Partnership Interest (filed as Exhibit 4.1 to the Registration Statement on Form S-1 filed on September 23, 1999 (File No. 333-87663) and incorporated herein by reference).

          2 -- Limited Partnership Agreement dated August 25, 1999 (filed as Exhibit A to the Registration Statement on Form S-1 filed on September 23, 1999 (File No. 333-87663) and incorporated herein by reference).

          3 -- Pages 72-74 and 78-79 of the Registrant's Registration Statement on Form S-1 (File No. 333-87663) as filed on September 23, 1999, "Use of Proceeds," "Investing in the Fund" and "The Limited Partnership Agreement".


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                                    SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                        Salomon Smith Barney Diversified 2000
                                        Futures Fund L.P.

                                        By:  Smith Barney Futures Management LLC
                                             (General Partner)



                                        By:  /s/ David J. Vogel
                                             -----------------------------------
                                                 David J. Vogel
                                                 President


Dated as of April 24, 2001